Exhibit 10.18

EMPLOYMENT AGREEMENT

This Agreement is entered into as of                                  (the “Effective Date”) by and between                                  (the “Company”) and                                  (“Executive”).

1. Duties and Scope of Employment.

(a) Positions and Duties. As of the Effective Date, Executive serves and will serve as                                  of the Company. Executive will render such business and professional services in the performance of Executive’s duties, consistent with Executive’s position within the Company, as will reasonably be assigned to Executive by the Company’s Board of Directors (the “Board”). The period of Executive’s employment under this Agreement is referred to herein as the “Employment Term.”

(b) Obligations. During the Employment Term, Executive will perform Executive’s duties faithfully and to the best of Executive’s ability and will devote Executive’s full business efforts and time to the Company. For the duration of the Employment Term, Executive agrees not to engage in any other employment, occupation or consulting activity for any direct or indirect remuneration or no remuneration without the prior approval of the Board.

2. At-Will Employment. THE PARTIES AGREE THAT EXECUTIVE’S EMPLOYMENT WITH THE COMPANY WILL BE “AT-WILL” EMPLOYMENT AND MAY BE TERMINATED AT ANY TIME WITH OR WITHOUT CAUSE OR NOTICE, FOR ANY REASON OR NO REASON. Executive understands and agrees that neither Executive’s job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of Executive’s employment with the Company.

3. Compensation.

(a) Base Salary. Executive’s initial salary will be                                  (the “Base Salary”), The Base Salary will be paid periodically in accordance with the Company’s normal payroll practices and be subject to the usual, required withholding. Executive’s salary will be subject to review and adjustments will be made based upon the Company’s normal performance review practices.

(b) Bonus. Executive shall be entitled to the following bonus:

i.	A one-time Signing Bonus of

ii.	A non-guaranteed Annual Performance Bonus equal to an amount that is 10% - 15% of Base Salary assuming Executive’s performance is in good standing

All bonus will be subject to statutory deductions and withholdings.

(c) Relocation Assistance. Executive shall be entitled to 4 round-trip tickets (from San Francisco to San Diego) per month in the 6 months after the Effective Date. In addition, within thirty (30) days following the Effective Date, the company will pay a one-time Miscellaneous Relocation Allowance of                      less applicable deductions and tax withholding.

(d) Repayment of Relocation Expenses and Signing Bonus

Executive agrees that should Executive voluntarily terminate employment with the Company prior to the date of the one (1) year anniversary of the Effective Date, Executive will be required to repay to the Company, the pro-rata proportion of each of the following amounts (calculated as a percentage by dividing the number of days Executive is employed by 365 days): (a) Signing Bonus; (b) Relocation Allowance.

4. Employee Benefits. During the Employment Term, Executive will be entitled to participate in the employee benefit plans currently and hereafter maintained by the Company of general applicability to other senior executives of the Company. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

5. Vacation. Executive will be entitled to receive Executive’s                         days of paid time off per year during Executive’s employment based on the Company’s Paid Time Off policy.

6. Expenses. The Company will reimburse Executive for reasonable travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive’s duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time.

7. Non-Solicitation. Executive agrees that he/she will not use Proprietary Information to solicit or indirectly solicit employees of the Company, the business of customers or suppliers of the Company (or its parent, subsidiary or affiliate where Executive has had access to Proprietary Information about such parent, subsidiary or affiliate during Executive’s employment with the Company) for any purpose whatsoever. Executive understands and agrees that non-public information regarding such employees, customers and suppliers, and all other confidential information related to them, including employee contact information, special experience or skills, customers or suppliers’ buying and selling habits and special needs, created or obtained by Executive during Executive’s employment, constitute trade secrets or proprietary or confidential information of the Company. The Company and Executive agree that the provisions of this Section 7 contain restrictions that are not greater than necessary to protect the interests of the Company or Executive’s rights as an employee. In the event of the breach or threatened breach by Executive of this Section 7, the parties, in addition to all other remedies available to it at law or in equity, will be entitled to seek injunctive relief and/or specific performance to enforce this Section.

8. Confidential Information and Conflicts. Executive has established employment with the Company based on Executive’s personal skills and experience, and not due to his/her knowledge of any confidential, proprietary or trade secret information of a prior or current employer or an entity. Executive shall not make use of or disclose any such information or to retain or disclose any materials from a prior or current employer. Similarly, Executive agrees not to bring any third party confidential, proprietary or trade secret information to the Company, including that of his/her former employer, and that in performing his/her duties for the Company Executive will not in any way utilize any such information. Executive warrants that no lawful reason or agreements relating to his/her prior employment that may affect your eligibility to be employed by the Company or limit the manner in which he/she may be employed.

Likewise, as an employee of the Company, Executive will become knowledgeable about confidential, trade secret and/or proprietary information related to the operations, products and services of the Company and its business. Executive agrees that, during the term of employment with the Company, Executive will not engage in any other employment, occupation, consulting or other business activity directly or indirectly related to the business in which the Company is now involved or becomes involved during the term of employment, nor will Executive engage in any other activities that conflict with his/her obligations to the Company.

9. Company Policies. Executive shall abide by the Company’s rules and policies. Executive shall read and understand the Company’s rules and policies, which may change from time to time.

10. Definitions.

(a) Benefit Plans. For purposes of this Agreement, “Benefit Plans” means plans, policies or arrangements that the Company sponsors (or participates in) and that immediately prior to Executive’s termination of employment provide Executive and/or Executive’s eligible dependents with medical, dental and vision benefits. Benefit Plans do not include any other type of benefit (including, but not by way of limitation, disability, life insurance or retirement benefits). The Company may, at its option, satisfy any requirement that the Company provide coverage under any Benefit Plan by (i) reimbursing Executive’s premiums under Title X of the Consolidated Budget Reconciliation Act of 1985, as amended (“COBRA”) after Executive has properly elected continuation coverage under COBRA (in which case Executive will be solely responsible for electing such coverage for Executive’s eligible dependents), or (ii) providing coverage under a separate plan or plans providing coverage that is sufficient to provide Executive and Executive’s eligible dependents with equivalent coverage that is reasonably available to Executive and/or Executive’s eligible dependents.

(b) Cause. For purposes of this Agreement, “Cause” is defined as (i) Executive’s conviction of or plea of nolo contendere to any felony or any crime involving moral turpitude or dishonesty; (ii) Executive’s gross misconduct in the performance of Executive’s duties which is injurious to the Company; (iii) failure by Executive to substantially perform Executive’s material duties other than a failure resulting from the Executive’s complete or partial incapacity due to physical or mental illness or impairment; (iv) a material breach of any material agreement between Executive and the Company concerning the terms and conditions of Executive’s employment with the Company; (v) Executive’s willful violation of a material Company employment policy (including, without limitation, any insider trading policy); or (vi) Executive’s willful commission of an act of fraud, breach of trust, or dishonesty including, without limitation, embezzlement, that results in material damage or harm to the business, financial condition, reputation or assets of the Company or any of its subsidiaries.

11. Successors.

(a) The Company’s Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets will assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” will include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this Section 11(a) or which becomes bound by the terms of this Agreement by operation of law. The failure of the Company to obtain the assumption of this Agreement by any successor will constitute a material breach of a material part of this Agreement.

(b) Executive’s Successors. The terms of this Agreement and all rights of Executive hereunder will inure to the benefit of, and be enforceable by, Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

12. Confidential Information. Executive agrees to enter into the Company’s standard Confidential Information and Invention Assignment Agreement (the “Confidential Information Agreement”) upon commencing employment hereunder.

13. Notices. All notices, requests, demands and other communications called for hereunder will be in writing and will be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

If to the Company:

Attn: Corporate Secretary

If to Executive:

at the last residential address known by the Company.

14. Arbitration.

(a) Arbitration. In consideration of Executive’s employment with the Company, its promise to arbitrate all employment-related disputes, and Executive’s receipt of the compensation, pay raises and other benefits paid to Executive by the Company, at present and in the future, Executive agrees that any and all controversies, claims, or disputes with anyone (including the Company and any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise) arising out of, relating to, or resulting from Executive’s employment with the Company or termination thereof, including any breach of this Agreement, will be subject to binding arbitration pursuant to California law and the Federal Arbitration Act.

(b) Dispute Resolution. Disputes that Executive agrees to arbitrate, and thereby agrees to waive any right to a trial by jury, include any statutory claims under local, state, or federal law, including, but not limited to, claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Sarbanes Oxley Act, the Worker Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act, the Family and Medical Leave Act, the California Family Rights Act, the California Labor Code, Claims of harassment, discrimination, and wrongful termination, and any statutory or common law claims. Executive further understands that this Agreement to arbitrate also applies to any disputes that the Company may have with Executive.

(c) Procedure. Executive agrees that any arbitration will be administered by the Judicial Arbitration & Mediation Services, Inc. (“JAMS”), pursuant to its Employment Arbitration Rules & Procedures (the “JAMS Rules”), a copy of which may be found at: https://www.jamsadr.com/rules-employment-arbitration/. The arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication, motions to dismiss and demurrers, and motions for class certification, prior to any arbitration hearing. The arbitrator shall have the power to award any remedies available under applicable law. The Company will pay for any administrative or hearing fees charged by the administrator or JAMS, except that Executive shall pay any filing fees associated with any arbitration that Executive initiates, but only so much of the filing fee as Executive would have instead paid had Executive filed a complaint in a court of law. Executive agrees that the arbitrator shall administer and conduct any arbitration in accordance with California law, including the California Code of Civil Procedure, and that the arbitrator shall apply substantive and procedural California law to any dispute or claim, without reference to the rules of conflict of law. To the extent that the JAMS Rules conflict with California law, California law shall take precedence. The decision of the arbitrator shall be in writing. Any arbitration under this Agreement shall be conducted in Santa Clara County, California.

(d) Remedy. Except as provided by the Act, arbitration shall be the sole, exclusive, and final remedy for any dispute between Executive and the Company. Accordingly, except as provided by the Act and this Agreement, neither Executive nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration.

(e) Administrative Relief. Executive is not prohibited from pursuing an administrative claim with a local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, including, but not limited to, the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission, the National Labor Relations Board, or the Workers’ Compensation Board. However, Executive may not pursue court action regarding any such claim, except as permitted by law.

(f) Voluntary Nature of Agreement. Executive acknowledges and agrees that Executive is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else. Executive further acknowledges and agrees that Executive has carefully read this Agreement and that Executive has asked any questions needed for Executive to understand the terms, consequences and binding effect of this Agreement and fully understands it, including that EXECUTIVE IS WAIVING EXECUTIVE’S RIGHT TO A JURY TRIAL. Finally, Executive agrees that Executive has been provided an opportunity to seek the advice of an attorney of Executive’s choice before signing this Agreement.

15. Miscellaneous Provisions.

(a) No Duty to Mitigate. Executive will not be required to mitigate the amount of any payment contemplated by this Agreement, nor will any such payment be reduced by any earnings that Executive may receive from any other source.

(b) Amendment. The written terms of this Agreement solely govern and supersede any prior understandings, communications, or agreements between the Executive and the Company or any affiliates, employees or agents of the Company. No provision of this Agreement will be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company (other than Executive) that is expressly designated as an amendment to this Agreement.

(c) Integration. This Agreement, together with the Option Plan, Option Agreement and the Confidential Information Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. This Agreement may be modified only by agreement of the parties by a written instrument executed by the parties that is designated as an amendment to this Agreement.

(d) Waiver of Breach. The waiver of a breach of any term or provision of this Agreement, which must be in writing, will not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

(e) Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

(f) Tax Withholding. All payments made pursuant to this Agreement will be subject to all applicable withholdings, including all applicable income and employment taxes, as determined in the Company’s reasonable judgment.

(g) Governing Law. This Agreement will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

(h) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision hereof, which will remain in full force and effect.

16. Acknowledgment. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from Executive’s private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

17 . Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.

COMPANY:

By:	Date:

EXECUTIVE:

Date:

Address:

Social Security No.

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